MOUNTAINS WEST EXPLORATION, INC.
2001 BUTTERFIELD ROAD
DOWNERS GROVE, IL 60515

September 19, 2007

Larry Malone
4455 Kettering Drive
Long Grove, IL 60047

Dear Larry:

It is our pleasure to offer you the position of President and COO of Mountains West Exploration, Inc. The following are the details of our offer:

1.	A base salary of $240,000 annually.

2.
You will receive 7% of the total outstanding fully diluted shares in stock options of Mountains West Exploration, Inc. The options will vest over a three year period, 40% upon signing and 20% at the end of each successive year end period. The options will be issued at $.51, which is the trading value as of today, September 19, 2007.

3.	Employee health and dental insurance coverage is provided at the same level as the rest of the company, once insurance coverage is initiated.

4.	You will be eligible to participate in the company sponsored 401K plan when it is implemented.

Written acceptance will constitute a start date for basis of a strike price of the option grant.

/s/ Lee Wiskowski	9/19/2007	/s/ Larry Malone	9/19/2007
Lee Wiskowski	Date	Larry Malone	Date
President